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                                                                     EXHIBIT 6.2



                       FIRST AMENDMENT TO CREDIT AGREEMENT

         This First Amendment to Credit Agreement ("Amendment") is entered into between Compass Bank, an Alabama state bank ("Lender") and McGowen Resources Company, Inc., a Utah corporation, (the "Borrower") and is dated as of June 29, 2000. Terms defined in the Credit Agreement between the Lender and the Borrower dated December 24, 1997, as amended (the "Credit Agreement"), are used herein as therein defined, unless otherwise defined herein or the context otherwise requires.

                                    RECITALS:

         WHEREAS, the Borrower has requested that the Lender increase the Borrowing Base;

         WHEREAS, the Borrower shall use the additional funds made available to it by the increased Borrowing Base to acquire from Petro-Hunt, L.L.C. and pledge to the Lender, certain oil and gas Properties in McMullen County, Texas as described in the purchase and sale agreement dated June 13, 2000, between Petro-Hunt, L.L.C. and the Borrower; and

         WHEREAS, the Lender is willing to amend the Credit Agreement to increase the Borrowing Base under the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

         1. On the date of the execution of this Amendment, the Borrower shall pay to the Lender a facility fee in the amount of $9,250.

         2. The following definitions are hereby added to Section 1.1 of the Credit Agreement as follows:

                  "Funding Percentage" means, at any time, the ratio, expressed as a percentage, of the outstanding principal balance of the Loans divided by the Borrowing Base then in effect.

                  "First Amendment to Credit Agreement" means the First Amendment to Credit Agreement dated June 29, 2000, between the Lender and the Borrower.

         3. The definition of Revolving Credit Period in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

                  "Revolving Credit Period" means the period commencing on the Closing Date and ending June 1, 2002 (the "Revolving Credit Termination Date").

         4. The Borrowing Base shall be $6,500,000 as of June 30, 2000, and the amount by which the Borrowing Base shall automatically be reduced on August 1, 2000, and on the first day of each month thereafter shall be $50,000 per month, until redetermined in accordance with the Credit Agreement.




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         5. Section 7.2(b)(ii) is hereby amended and restated in its entirety as follows:

         (ii) "within 45 days following the last day of each month, (a) production reports in form and substance satisfactory to the Lender in its reasonable judgment, prepared by the Borrower containing quantities of production from the Collateral during such month, and (b) a report of the Borrower's hedging position under Hedging Agreements as of the last day of such month; and"

         6. The Lender hereby waives compliance with the provisions of Section 7.15(a) of the Credit Agreement through June 30, 2000.

         7. The Lender hereby waives compliance with the provisions of Section 7.15(c) of the Credit Agreement for the periods ending December 31, 1999, and March 31, 2000.

         8. Section 7.15(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(b) Net Worth. The Borrower will not permit Tangible Net Worth to be less at any time than $5,000,000 plus 50% of positive Net Income for all fiscal periods ending subsequent to December 31, 1999, plus 100% of any Equity Infusions occurring subsequent to December 31, 1999.

                  "Net Income" means, for any period, the net income of the Borrower for such period, determined in accordance with GAAP.

                  "Tangible Net Worth" means, (a) total assets, as would be reflected on a balance sheet of the Borrower prepared in accordance with GAAP, exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other Intangible assets, treasury stock, unamortized underwriters' debt discount and expenses, goodwill and amounts due from officers, directors and shareholders of the Borrower minus (b) total liabilities, as would be reflected on a balance sheet of the Borrower prepared in accordance with GAAP."

         9. There is hereby added to the Credit Agreement a new Section 7.19 as follows:

                  "Section 7.19 Requirement for Hedging Agreements. In the event that the Funding Percentage shall be seventy five percent (75%) or greater,

                  (a) the Borrower shall put in place Acceptable Hedging Agreements meeting the following criteria:

                           (i) extending for a period of at least 12 months; and

                           (ii) covering at least thirty three percent (33%) of
the total monthly production of oil and gas from the Borrower's Properties;




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                  (b) at all times during such period Acceptable Hedging
Agreements covering at least thirty three percent (33%) of the total monthly production of oil and gas from the Borrower's Properties shall be in place and such Acceptable Hedging Agreements shall at all times extend for a period of at least 9 months."

         10. As a condition to the Lender's obligation to advance additional funds to the Borrower, the Lender shall have received such mortgages and amendments to mortgages and other documents and such certificates and legal opinions as the Lender may from time to time reasonably request with respect to the matters herein described, all in form and substance satisfactory to the Lender.

         11. The addresses of the Borrower and the Lender under Section 9.6 of the Credit Agreement are those specified on the signature page of this Amendment.

         12. The Borrower acknowledges that the Lender may require the payment by the Borrower of a fee in connection with any request by the Borrower of any waiver of any covenant or Default under the Credit Agreement or any request to amend the Credit Agreement or any other Loan Document.

         13. GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 346 OF THE FINANCE CODE (WHICH REGULATES CERTAIN CREDIT LOAN ACCOUNTS AND TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THE NOTE.

         14. JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

         15. WAIVER OF RIGHTS TO JURY TRIAL. THE BORROWER AND THE LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS






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AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE
PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

         16. Counterparts. For the convenience of the parties, this Amendment may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

         17. Effect. Except as amended hereby, the Credit Agreement shall remain unchanged and in full force and effect.

         18. ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

         IN WITNESS WHEREOF, this Amendment is deemed executed effective as of the date first above written.

                                    BORROWER:

                                    MCGOWEN RESOURCES COMPANY,
                                    INC.
4925 Greenville Avenue
Suite 965
Dallas, Texas  75206                By: /s/ MICHAEL E. MONTGOMERY
Telecopy: 214/373-6710                 -------------------------------------
                                    Name: Michael E. Montgomery
                                    Title: President


                                    LENDER:

                                    COMPASS BANK
24 Greenway Plaza
Houston, Texas 77046
Telecopy:  713/968-8292             By: /s/ DOROTHY MARCHAND
                                       -------------------------------------
                                    Name: Dorothy Marchand
                                    Title: Senior Vice President


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